UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 26, 2022

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2022, Tetra Tech, Inc. (the “Company”) entered a Third Amended and Restated Credit Agreement, among the Company, Tetra Tech Canada Holding Corporation, Tetra Tech UK Holdings Limited (formerly known as Coffey UK Limited), Tetra Tech Coffey Pty., Ltd. (formerly known as Coffey Services Australia Pty. Ltd.), Bank of America, N.A., as administrative agent (the “Administrative Agent”), the subsidiary guarantors and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a (a) $500 million senior secured term loan facility (the “New Term Loan Facility”), (b) a $500 million revolving credit facility (the “Revolving Credit Facility”), of which up to $20,000,000 is available as swingline loans and up to $100,000,000 as letters of credit and (c) a fully funded $250 million senior secured term loan facility (the “Existing Term Loan Facility” together with the New Term Loan Facility, the “Term Loan Facilities”), and provides for the ability to obtain additional commitments under the Revolving Credit Facility or add one or more tranches of senior secured term loan facilities in an aggregate amount of up to$300 million at the Company’s request, subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions. Loans under the Revolving Credit Facility may be advanced in U.S. dollars and up to $350,000,000 of such loans may be advanced in certain foreign currencies, including euros, Australian dollars, Canadian dollars and pounds sterling.

The Company currently expects to draw the entire amount of the New Term Loan Facility to finance the acquisition of RPS Group plc (the “RPS Acquisition”) on or about the date of consummation of the RPS Acquisition (the “RPS Acquisition Closing Date”). The Existing Term Loan Facility is subject to quarterly amortization of principal at 5% annually. The New Term Loan Facility is not subject to any amortization payments of principal. The Company may borrow on the Revolving Credit Facility, at its option, at either (a) an adjusted SOFR rate plus a margin that ranges from 1.00% to 1.875% per annum, or (b) a base rate for loans in U.S. dollars (the highest of the U.S. federal funds rate plus 0.50% per annum, the bank’s prime rate or the adjusted SOFR rate plus 1.00%) plus a margin that ranges from 0% to 0.875% per annum. In each case, the applicable margin is based on the Company’s Consolidated Leverage Ratio (as defined below), calculated quarterly. The Term Loan Facilities are subject to the same interest rate provisions. The Existing Term Loan Facility and the Revolving Facility mature on February 18, 2027 and the New Term Loan Facility matures on the third anniversary of the RPS Acquisition Closing Date, or, in each case, earlier at the Company’s discretion upon payment in full of loans and other obligations.

The Credit Agreement contains certain affirmative and restrictive covenants, and customary events of default. The financial covenants provide for (a) a maximum consolidated leverage ratio of 3.25 to 1.00, which is calculated as a ratio of (i) Consolidated Funded Indebtedness (as defined in the Credit Agreement), minus up to $50 million of earnout obligations payable in connection with permitted acquisitions (ii) Consolidated EBITDA (as defined in the Credit Agreement), each on a consolidated basis (the “Consolidated Leverage Ratio”), subject to an increase of the Consolidated Leverage Ratio to 3.75 to 1.00 in connection with acquisitions with aggregate consideration of $50 million or more (including the RPS Acquisition) if the Company satisfies certain requirements and (b) a minimum Consolidated Interest Coverage Ratio of 3.00 to 1.00, which is calculated as a ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Charges (as defined in the Credit Agreement), each on a consolidated basis. The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries and are secured by first priority liens on (i) the equity interests of certain of the subsidiaries of the Company, including those subsidiaries that are guarantors or borrowers under the Credit Agreement, and (ii) the accounts receivable, general intangibles and intercompany loans, and those of our subsidiaries that are guarantors or borrowers.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed on September 26, 2022, the Company and Bank of America, N.A., as administrative agent and lender, entered into that certain Bridge Credit Agreement (the “Bridge Credit Agreement”) in connection with the RPS Acquisition. The Bridge Credit Agreement provided for a bridge credit facility pursuant to which, subject to the terms and conditions set forth therein, the Company could have borrowed up to £714,000,000 plus $350,000,000 to finance the RPS Acquisition. The Bridge Credit Agreement was terminated and replaced by the Credit Agreement described under Item 1.01 in this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03. Pursuant to the terms of the Credit Agreement, the Company’s ability to pay cash dividends on shares of its common stock will be subject to the Company being in compliance with the financial covenants set forth in the Credit Agreement.

Item 8.01.	Other Events.

The information contained in Items 3.03 and 8.01, and in the accompanying exhibits, shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibits hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amended and Restated Credit Agreement dated as of October 26, 2022 among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, Tetra Tech UK Holdings Limited, Tetra Tech Coffey Pty., Ltd., the subsidiary guarantors and the lenders party thereto and Bank of America, N.A., as Administrative Agent.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits to the Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: October 27, 2022	By:	/s/ Dan L. Batrack
Dan L. Batrack
Chairman and Chief Executive Officer

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